EXHIBIT 23.1

Consent of Ernst & Young LLP
Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, SEC File No. 333-50987), pertaining to the Independence Community Bank 401(k) Savings Plan (“the Plan”), of our report dated June 20, 2005, with respect to the financial statements and supplemental schedule of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

New York, New York
June 24, 2005